                          Application is Hereby Made to

                   THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY
                            OF SAINT PAUL, MINNESOTA

                                       by


________________________________________________________________________________

whose main office address is____________________________________________________

________________________________________________________________________________

for Group Contract Number_______________________________________________________

Said Group Contract is hereby approved and the terms thereof are hereby accepted.

This application is executed in duplicate, one counterpart being attached to said Contract and the other being returned to The Minnesota Mutual Life Insurance Company.

It is agreed that this application supersedes any previous application for the said Contract.


Executed at_____________________________Date______________________________,19___

                                        ________________________________________
                                                  Full Name of Applicant

Witness_________________________________By______________________________________


Minnesota Mutual
Representative _________________________



F.18210 Rev. 12-81